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                                                                    Exhibit 99.3

                                     PROXY

                              ATLANTES CORPORATION

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ATLANTES CORPORATION FOR A SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON ________, 1997.

     The undersigned does hereby appoint Kenneth W. Edwards, Jr. and E. Thomas Detmer, Jr., or either of them, as proxies of the undersigned, with full power of substitution, to vote all of the shares of the Common Stock of Atlantes Corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on ______, 1997, commencing at 10:00 a.m. local time, at the Company's headquarters located at 90 Madison Street, Denver, CO 80206, and at any or all adjournments of said meeting, and instructs them to vote as follows:

     1. PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED MAY 17, 1997, AMONG METROMAIL CORPORATION, MML MERGING COMPANY AND THE COMPANY (THE "AGREEMENT AND PLAN OF MERGER").

        [_] FOR   [_] AGAINST   [_]  ABSTAIN

     2. PROPOSAL TO APPROVE CERTAIN FIXED AND CONTINGENT PAYMENTS PAYABLE TO THE CHAIRMAN OF THE BOARD OF THE COMPANY THAT COULD OTHERWISE BE DEEMED TO BE "PARACHUTE PAYMENTS" FOR FEDERAL INCOME TAX PURPOSES.

        [_] FOR   [_] AGAINST   [_]  ABSTAIN

     3. In their discretion, the Proxies are authorized to vote upon any other proposal which may properly come before the meeting or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND FOR THE PROPOSAL TO APPROVE CERTAIN FIXED AND CONTINGENT PAYMENTS PAYABLE TO THE CHAIRMAN OF THE BOARD OF THE COMPANY.

Please sign exactly as name (or names) appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              -------------------------------------------
                              [Printed Name of Shareholder]


DATED:_________________       -------------------------------------------
                                              Signature

                              -------------------------------------------
                              Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.